AT THE COMPANY:                 AT FINANCIAL RELATIONS BOARD:
John K. Schmidt                             Jeff Wilhoit                             Shelly Faaborg
Chief Operating Officer                  General Inquiries                  Analyst Inquiries
Chief Financial Officer                    (312) 640-6757                                    (310) 854-8316
(563) 589-1994                             jwilhoit @financialrelationsboard.com     sfaaborg @financialrelationsboard.com
jschmidt @dubuquebank.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 25, 2004

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER EARNINGS

Dubuque, Iowa, October 25, 2004 - Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported results for the third quarter of 2004.

Third Quarter 2004 Highlights
▪	Average earning assets increased 31% over third-quarter 2003
▪	Net interest margin improved by 19 basis points over third-quarter 2003
▪	Loans up $138 million or 10% since year-end 2003, exclusive of the acquisition of Rocky Mountain Bank
▪	Acquisition of Wealth Management Group of Colonial Trust Company completed on August 31, 2004
▪	Loan production office opened in Rockland, MA
▪	Redemption of 9.60% trust preferred securities completed on September 30, 2004

	Third Quarter		First Nine Months
	2004	2003	2004	2003
Net income (in millions)	$4.0	$5.3	$13.7	$14.0
Diluted earnings per share	.24	.34	.86	.92

Return on average assets	.64%	1.10%	.82%	1.02%
Return on average equity	9.65	15.52	11.93	14.43

"Steady growth in quality earning assets has characterized our performance throughout 2004, and our third quarter was no exception. We continued to execute toward our goal of doubling earnings and assets every five to seven years."-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, October 25, 2004 - Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported net income of $4.0 million, or $0.24 per diluted share, for the third quarter ended September 30, 2004. This represents a decrease of $1.2 million, or 24 percent, over net income of $5.3 million, or $0.34 per diluted share, during the third quarter of 2003. Return on average equity was 9.65 percent and return on average assets was 0.64 percent for the third quarter of 2004, compared to 15.52 percent and 1.10 percent, respectively, for the same quarter in 2003.

"Steady growth in quality earning assets has characterized our performance throughout 2004 and our third quarter was no exception," said Lynn B. Fuller, chairman, president and chief executive officer. "Despite the reduction in net income, we also maintained our focus on the bottom line during the third quarter, which was impacted by a number of items, including comparisons to unusually high gains on sales of loans and a significant reversal in the valuation allowance on our mortgage servicing rights during the 2003 third quarter. In addition, remaining unamortized issuance costs on our trust preferred securities redemption were expensed during the 2004 third quarter. Taken together, these items represented an approximate $4 million pre-tax, or $0.16 per diluted share after-tax, swing on our income statement. We are also pleased with the expansion of our net interest margin in a challenging rate environment.

"We continued to execute toward our goal of doubling earnings and assets every five to seven years. Nine months into the first year of our new plan period, we have now completed our acquisition of the Wealth Management Group of Colonial Trust Company; our recently completed Rocky Mountain Bank acquisition remains on schedule toward full integration; and we made good on our intent to pursue growth opportunities where we identify the talent and strategic fit with the opening of a loan production office in Rockland, Massachusetts."

The acquisition of the Wealth Management Group of Colonial Trust Company, a publicly held Arizona trust company based in Phoenix, was completed effective August 31, 2004. The total purchase price of Colonial's Wealth Management Group was $2.1 million, consisting of all cash. With the acquisition, total Heartland trust assets exceed $1.1 billion.

The acquisition of Rocky Mountain Bancorporation, the holding company for Rocky Mountain Bank, was completed effective June 1, 2004. The purchase price of $34.5 million consisted of $10.4 million in cash and the remainder in 1,387,227 shares of Heartland common stock. At September 30, 2004, Rocky Mountain Bank had total assets of $380.1 million, total loans of $277.2 million and total deposits of $293.6 million. Net income at Rocky Mountain Bank totaled $820,000 for the third quarter of 2004.

Heartland Financial Capital Trust I, a trust subsidiary of Heartland, redeemed all of its $25.0 million 9.60% Trust Preferred Securities on September 30, 2004. The Trust Preferred Securities were originally issued in 1999 and were listed on the American Stock Exchange under the symbol HFT. Remaining unamortized issuance costs associated with these securities of $959,000, or $.04 per diluted share, were expensed upon redemption. As a result of this redemption, net interest income would be expected to increase by approximately $1.5 million annually under the current rate environment.

Net interest margin, expressed as a percentage of average earning assets, was 3.81 percent during the third quarter of 2004 compared to 3.62 percent for the same period in 2003 and 3.71 percent for the second quarter of 2004. Net interest income totaled $20.5 million during the third quarter of 2004, an increase of $5.7 million or 38 percent from the $14.8 million recorded during the third quarter of 2003. Contributing to this increase was the 31 percent growth in average earning assets and a shift in balances invested in federal funds and other short-term investments to higher-yielding loans. Rocky Mountain Bank’s contribution to net interest income during the third quarter of 2004 was $3.6 million. Interest income in the third quarter of 2004 totaled $32.6 million compared to $24.2 million in the third quarter of 2003. Interest expense for the third quarter of 2004 was $12.1 million compared to $9.4 million in the third quarter of 2003. A portion of the growth in interest expense was a result of the issuance of $20.0 million of 8.25% cumulative trust preferred securities on October 20, 2003, and $25.0 million of variable-rate cumulative trust preferred securities on March 17, 2004. Rocky Mountain Bank had interest income of $5.1 million and interest expense of $1.4 million during the third quarter of 2004.

Noninterest income totaled $8.7 million during the third quarter of 2004, a decrease of 23 percent from the noninterest income of $11.2 million recorded during the third quarter of 2003. The three categories contributing to this decrease were securities gains (losses), gains on sale of loans and valuation adjustments on mortgage servicing rights. During the third quarter of 2003, securities gains totaled $527,000 compared to losses of $61,000 during the third quarter of 2004. Gains on sale of loans decreased by $1.6 million or 67 percent during the quarters under comparison, as refinancing activity on residential mortgage loans was at historically high levels during 2003. Valuation adjustments on mortgage servicing rights experienced a $1.4 million reversal of the valuation allowance during the third quarter of 2003 compared to a $73,000 increase in the valuation allowance during the same quarter of 2004. The decrease in these three noninterest income categories was partially offset by a $1.2 million or 85 percent increase in service charges and fees, as the amortization on mortgage rights decreased $581,000 or 72 percent and service charges on deposit accounts increased $393,000 or 33 percent. Rocky Mountain Bank was a major contributor to the additional service charges on deposit accounts.

For the third quarter of 2004, noninterest expense increased 30 percent to $22.7 million, reflecting increased costs related to the August 2003 opening of Arizona Bank & Trust and its opening of a second branch in May 2004. Also contributing to the increased costs was the recently completed acquisition of Rocky Mountain Bank and the recognition of the remaining unamortized issuance costs on the trust preferred securities redeemed. Total full-time equivalent employees increased from 667 at quarter-end 2003 to 838 at quarter-end 2004. Of that increase, 127 are full-time equivalent employees at Rocky Mountain Bank.

For the first nine months of 2004, Heartland’s effective tax rate was 29.10 percent compared to 32.22 percent during the first nine months of 2003. The reduced effective rate was the result of federal historic rehabilitation tax credits of $550,000 and state historic rehabilitation tax credits of $325,000. Additionally, tax-exempt interest income went from 15.13 percent of pre-tax income during the first nine months of 2003 to 19.03 percent during the same period in 2004.

Total assets exceeded $2.57 billion at September 30, 2004, up $549.0 million since year-end 2003. Total loans and leases were $1.74 billion at September 30, 2004, an increase of $415.1 million since year-end 2003. Exclusive of Rocky Mountain Bank, Dubuque Bank and Trust Company, Wisconsin Community Bank and Arizona Bank & Trust were major contributors to the $137.9 million or 10 percent growth in loans, primarily in the commercial and commercial real estate category. Wisconsin Community Bank continues to record strong gains in structuring financing under the USDA and SBA loan guaranty programs. Total deposits at September 30, 2004, were $1.98 billion, an increase of $490.0 million since year-end 2003. Exclusive of Rocky Mountain Bank, the $196.4 million or 13 percent growth in deposits came primarily from New Mexico Bank & Trust and Arizona Bank & Trust.

The allowance for loan and lease losses at September 30, 2004, was 1.41 percent of loans and 229 percent of nonperforming loans, compared to 1.40 percent of loans and 333 percent of nonperforming loans at December 31, 2003. Nonperforming loans increased to $10.7 million or 0.62 percent of total loans and leases compared to $5.6 million or 0.42 percent of total loans and leases at December 31, 2003. Exclusive of the $3.3 million in total nonperforming loans at Rocky Mountain Bank, total nonperforming loans increased $1.8 million, due primarily to one large credit in the Dubuque market.

"Our acquired and de novo bank assets will continue to benefit from Heartland’s commitment to quality and pricing discipline," continued Fuller. "As we position ourselves for 2005, our accomplishments in the third quarter underscore our dedication to targeted growth."

About Heartland Financial USA:

Heartland is a $2.6 billion financial services company with eight banks in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with eight offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe and Sheboygan, Wisconsin; Minneapolis, Minnesota; and Rockland, Massachusetts
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Melrose, Portales and Santa Fe, New Mexico
Arizona Bank & Trust, with two offices in Mesa and Chandler, Arizona
Rocky Mountain Bank, with eight offices in Bigfork, Billings, Bozeman, Broadus, Plains, Plentywood, Stevensville and Whitehall, Montana

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison, Wisconsin and Chicago, Illinois
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Interest Income
Interest and fees on loans and leases	$28,041	$21,527	$73,698	$64,269
Interest on securities and other:
Taxable	3,248	1,497	9,554	6,728
Nontaxable	1,183	998	3,273	2,909
Interest on federal funds sold	33	149	47	279
Interest on interest bearing deposits in other financial institutions	66	38	156	135
Total Interest Income	32,571	24,209	86,728	74,320
Interest Expense
Interest on deposits	8,413	6,866	21,969	20,971
Interest on short-term borrowings	693	581	1,989	1,759
Interest on other borrowings	2,998	1,953	8,173	5,815
Total Interest Expense	12,104	9,400	32,131	28,545
Net Interest Income	20,467	14,809	54,597	45,775
Provision for loan and lease losses	1,053	950	3,400	3,176
Net Interest Income After Provision for Loan and Lease Losses	19,414	13,859	51,197	42,599
Noninterest Income
Service charges and fees	2,688	1,452	7,283	4,208
Trust fees	1,196	951	3,337	2,761
Brokerage commissions	213	236	841	599
Insurance commissions	174	141	556	557
Securities gains (losses), net	(61)	527	1,806	1,685
Gain (loss) on trading account securities	(32)	80	43	329
Impairment loss on equity securities	-	(69)	-	(239)
Rental income on operating leases	3,425	3,447	10,348	10,342
Gains on sale of loans	814	2,446	2,186	5,667
Valuation adjustment on mortgage servicing rights	(73)	1,360	40	368
Other noninterest income	337	631	1,550	1,811
Total Noninterest Income	8,681	11,202	27,990	28,088
Noninterest Expense
Salaries and employee benefits	10,597	8,579	28,688	24,414
Occupancy	1,337	1,021	3,615	2,877
Furniture and equipment	1,423	1,064	3,875	2,912
Depreciation on equipment under operating leases	2,798	2,859	8,528	8,471
Outside services	2,985	1,286	5,957	3,558
FDIC deposit insurance assessment	65	54	177	161
Advertising	829	679	2,005	1,765
Core deposit intangibles amortization	257	101	489	303
Other noninterest expenses	2,402	1,763	6,587	5,577
Total Noninterest Expense	22,693	17,406	59,921	50,038
Income Before Income Taxes	5,402	7,655	19,266	20,649
Income taxes	1,384	2,391	5,607	6,654
Net Income	$4,018	5,264	13,659	13,995
Earnings per common share-basic	$.24	$.35	$.87	$.94
Earnings per common share-diluted	$.24	$.34	$.86	$.92
Weighted average shares outstanding-basic	16,420,197	15,212,826	15,707,041	14,940,012
Weighted average shares outstanding-diluted	16,663,051	15,479,334	15,949,761	15,216,908

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
Interest Income
Interest and fees on loans and leases	$28,041	$23,897	$21,760	$21,667	$21,527
Interest on securities and other:
Taxable	3,248	2,698	3,608	2,372	1,497
Nontaxable	1,183	1,064	1,026	1,043	998
Interest on federal funds sold	33	9	5	76	149
Interest on interest bearing deposits in other financial institutions	66	46	44	39	38
Total Interest Income	32,571	27,714	26,443	25,197	24,209
Interest Expense
Interest on deposits	8,413	6,987	6,569	6,792	6,866
Interest on short-term borrowings	693	699	597	591	581
Interest on other borrowings	2,998	2,741	2,434	2,399	1,983
Total Interest Expense	12,104	10,427	9,600	9,782	9,400
Net Interest Income	20,467	17,287	16,843	15,415	14,809
Provision for loan and lease losses	1,053	991	1,356	1,007	950
Net Interest Income After Provision for Loan and Lease Losses	19,414	16,296	15,487	14,408	13,859
Noninterest Income
Service charges and fees	2,688	2,468	2,127	1,999	1,452
Trust fees	1,196	1,121	1,020	1,053	951
Brokerage commissions	213	350	278	264	236
Insurance commissions	174	158	224	146	141
Securities gains (losses), net	(61)	327	1,540	138	527
Gain (loss) on trading account securities	(32)	(10)	85	124	80
Impairment loss on equity securities	-	-	-	(78)	(69)
Rental income on operating leases	3,425	3,461	3,462	3,465	3,447
Gains on sale of loans	814	845	527	672	2,446
Valuation adjustment on mortgage servicing rights	(73)	186	(73)	(30)	1,360
Other noninterest income	337	682	531	700	631
Total Noninterest Income	8,681	9,588	9,721	8,453	11,202
Noninterest Expense
Salaries and employee benefits	10,597	9,270	8,821	8,699	8,579
Occupancy	1,337	1,215	1,063	1,003	1,021
Furniture and equipment	1,423	1,325	1,127	1,203	1,064
Depreciation on equipment under operating leases	2,798	2,869	2,861	2,882	2,859
Outside services	2,985	1,471	1,501	1,137	1,286
FDIC deposit insurance assessment	65	61	51	57	54
Advertising	829	637	539	589	679
Core deposit intangibles amortization	257	144	88	101	101
Other noninterest expenses	2,402	2,220	1,965	1,983	1,763
Total Noninterest Expense	22,693	19,212	18,016	17,654	17,406
Income Before Income Taxes	5,402	6,672	7,192	5,207	7,655
Income taxes	1,384	2,097	2,126	1,483	2,391
Net Income	$4,018	4,575	5,066	3,724	5,264
Earnings per common share-basic	$.24	$.29	$.33	$.25	$.35
Earnings per common share-diluted	$.24	$.29	$.33	$.24	$.34
Weighted average shares outstanding-basic	16,420,197	15,597,584	15,167,212	15,124,871	15,212,826
Weighted average shares outstanding-diluted	16,663,051	15,836,341	15,425,803	15,386,486	15,479,334

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Interim periods unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2004	12/31/2003	9/30/2003	12/31/2002
Assets
Cash and cash equivalents	$95,053	$71,869	$149,016	$100,992
Time deposits in other financial institutions	1,166	1,132	1,216	1,677
Securities	503,775	451,753	382,613	390,815
Loans held for sale	33,731	25,678	19,477	23,167
Loans and leases:
Loans and leases	1,737,614	1,322,549	1,249,096	1,152,069
Allowance for loan and lease losses	(24,520)	(18,490)	(18,041)	(16,091)
Loans and leases, net	1,713,094	1,304,059	1,231,055	1,135,978
Assets under operating lease	34,410	31,636	31,000	30,367
Premises, furniture and equipment, net	77,619	49,842	47,230	35,591
Goodwill, net	37,271	20,167	20,167	16,050
Core deposit premium and mortgage servicing rights	9,413	5,069	5,133	4,879
Other assets	61,838	57,161	60,999	46,463
Total Assets	$2,567,370	$2,018,366	$1,947,906	$1,785,979

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$300,811	$246,282	$218,822	$197,516
Savings	761,926	569,286	559,582	511,979
Time	919,711	676,920	678,761	628,490
Total Deposits	1,982,448	1,492,488	1,457,165	1,337,985
Short-term borrowings	180,395	176,835	167,567	161,379
Other Borrowings	194,650	173,958	153,194	126,299
Accrued expenses and other liabilities	39,324	34,162	32,858	36,275
Total Liabilities	2,396,817	1,877,443	1,810,784	1,661,938
Stockholders’ Equity	170,553	140,923	137,122	124,041
Total Liabilities and Stockholders’ Equity	$2,567,370	$2,018,366	$1,947,906	$1,785,979

Common Share Data
Book value per common share	$10.44	$9.29	$9.07	$8.40
FAS 115 effect on book value per common share	0.27	0.30	0.26	0.29
Common shares outstanding, net of treasury	16,336,073	15,163,503	15,127,724	14,769,621

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Nine Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003

Average Balances
Assets	$2,504,249	$1,899,523	$2,236,414	$1,836,389
Loans and leases, net of unearned	1,743,516	1,253,515	1,536,557	1,231,072
Deposits	1,909,129	1,433,563	1,666,179	1,383,348
Earning assets	2,214,971	1,684,543	1,980,929	1,640,865
Interest bearing liabilities	1,998,116	1,515,626	1,783,924	1,474,237
Stockholders' equity	165,618	134,552	152,970	129,643

Earnings Performance Ratios
Return on average assets	0.64%	1.10%	0.82%	1.02%
Return on average equity	9.65	15.52	11.93	14.43
Net interest margin(1)	3.81	3.62	3.81	3.87
Net interest margin, excluding fleet leasing company debt(1)	3.85	3.68	3.86	3.93
Efficiency ratio(2)	75.81	66.79	72.41	67.75
Efficiency ratio, banks only(2)	64.47	60.82	63.12	59.71

	For the Quarters Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003

Average Balances
Assets	$2,504,249	$2,200,577	$2,004,416	$1,984,090	$1,899,523
Loans and leases, net of unearned	1,743,516	1,511,657	1,354,497	1,305,486	1,253,515
Deposits	1,909,129	1,614,932	1,474,477	1,471,140	1,433,563
Earning assets	2,214,971	1,945,763	1,782,054	1,760,932	1,684,543
Interest bearing liabilities	1,998,116	1,752,683	1,600,973	1,583,143	1,515,626
Stockholders’ equity	165,618	150,396	142,897	137,563	134,552
Earnings Performance Ratios
Return on average assets	0.64%	0.84%	1.02%	0.74%	1.10%
Return on average equity	9.65	12.23	14.26	10.74	15.52
Net interest margin(1)	3.81	3.71	3.94	3.61	3.62
Net interest margin, excluding fleet leasing company debt(1)	3.85	3.75	3.99	3.66	3.68
Efficiency ratio(2)	75.81	70.66	70.29	72.56	66.79
Efficiency ratio, banks only(2)	64.47	62.76	61.86	63.90	60.82

(1)    Tax equivalent basis is calculated using an effective tax rate of 35%
(2)    Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For		As of and For
	the Nine Months Ended	As of and For The Year	the Nine Months Ended	As of and For The Year
	9/30/2004	12/31/2003	9/30/2003	12/31/2002
Loan and Lease Data
Commercial and commercial real estate	$1,118,421	$860,552	$800,437	$733,324
Residential mortgage	221,697	148,376	140,371	133,435
Agricultural and agricultural real estate	224,226	166,182	168,808	155,383
Consumer	163,107	136,601	132,443	120,591
Direct financing leases, net	13,030	13,621	9,595	12,308
Unearned discount and deferred loan fees	(2,867)	(2,783)	(2,558)	(2,972)
Total loans and leases	$1,737,614	$1,322,549	$1,249,096	$1,152,069

Asset Quality
Nonaccrual loans	$10,205	$5,092	$4,612	$3,944
Loans past due ninety days or more as to interest or principal payments	491	458	862	541
Other real estate owned	361	599	1,082	452
Other repossessed assets	321	285	346	279
Total nonperforming assets	$ 11,378	$ 6,434	$6,902	$5,216

Allowance for Loan and Lease Losses
Balance, beginning of period	$18,490	$16,091	$16,091	$14,660
Provision for loan and lease losses continuing operations	3,400	4,183	3,176	3,553
Provision for loan and lease losses discontinued operations	-	-	-	(329)
Loans charged off	(2,472)	(2,392)	(1,714)	(3,203)
Recoveries	853	608	488	1,410
Addition related to acquired bank	4,249	-	-	-
Balance, end of period	$24,520	$18,490	$18,041	$16,091

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.62%	0.42%	0.44%	0.39%
Ratio of nonperforming assets to total assets	0.44	0.32	0.35	0.29
Ratio of net loan chargeoffs to average loans and leases	0.11	0.14	0.10	0.16
Allowance for loan losses as a percent of loans and leases	1.41	1.40	1.44	1.40
Allowance for loan losses as a percent of nonperforming loans and leases	229.24	333.11	329.60	358.77